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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Strategic Allocation Series, Inc.:
     RiverSource Strategic Allocation Fund

We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the
Registration Statement.

                                                               /s/ KPMG LLP
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                                                                   KPMG LLP
Minneapolis, Minnesota
November 27, 2006